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                                                                    EXHIBIT 23.2

                           CONSENT OF COMPANY COUNSEL

    I hereby consent to the reference to Company counsel in the ``Commitments and Contingencies'' note to the financial statements in the Company's 1995 Annual Report to shareowners and incorporated in the Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030,
33-39704, 33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365 and
33-53367) and on Form S-3 (No. 33-60189). In giving this consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    KARL R. BARNICKOL
                                    KARL R. BARNICKOL
                                    Associate General Counsel
                                    Monsanto Company

Saint Louis, Missouri

March 15, 1996

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